RULE 424(b)(2)
                                             REGISTRATION STATEMENT NO. 33-57395

PRICING SUPPLEMENT No. 9, Dated February 20, 1998
TO PROSPECTUS AND PROSPECTUS SUPPLEMENT, each Dated April 4, 1995

                            H. F. AHMANSON & COMPANY
                           MEDIUM-TERM NOTES, SERIES A
                                  (FIXED RATE)

                 DUE FROM NINE MONTHS OR MORE FROM DATE OF ISSUE

ISSUE PRICE:  SEE BELOW                                     FORM:
INTEREST RATE:  5.88%                         [X] BOOK ENTRY    [ ] CERTIFICATED
ORIGINAL ISSUE DATE:  FEBRUARY 27, 1998
STATED MATURITY:  FEBRUARY  27, 2001
EXTENSION INFORMATION:  NOT APPLICABLE
AGENT(S):  MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
UNDERWRITERS' FEE:  .350%
REPURCHASE PRICE:
  (FOR DISCOUNT SECURITIES): NOT APPLICABLE
INTEREST PAYMENT DATES:
  (MONTHLY, QUARTERLY, SEMI-ANNUALLY OR
  ANNUALLY) SEMI-ANNUALLY ON FEBRUARY 27 AND
  AUGUST 27 OF EACH YEAR, COMMENCING AUGUST
  27, 1998
REGULAR RECORD DATES:  THE 15TH DAY (WHETHER OR
  NOT A BUSINESS DAY) NEXT PRECEDING EACH
  INTEREST PAYMENT DATE
REDEMPTION INFORMATION:  NOT APPLICABLE
REPAYMENT INFORMATION:  NOT APPLICABLE
AMORTIZING PROVISIONS:  NOT APPLICABLE
SPECIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS:
  NOT APPLICABLE
OTHER PROVISIONS:  NOT APPLICABLE

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|THE AGGREGATE PRINCIPAL AMOUNT OF THIS OFFERING IS $100,000,000 AND RELATES   |
|   ONLY TO PRICING SUPPLEMENT NO. 9.  DEBT SECURITIES, INCLUDING MEDIUM-TERM  |
|   NOTES, SERIES A, MAY BE ISSUED BY THE COMPANY IN THE AGGREGATE PRINCIPAL   |
|   AMOUNT OF UP TO $500,000,000.  TO DATE, INCLUDING THIS OFFERING, AN        |
|   AGGREGATE OF $500,000,000 OF MEDIUM-TERM NOTES, SERIES A, AND ALL OTHER    |
|   DEBT SECURITIES, HAS BEEN ISSUED.                                          |
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TYPE OF SALE:     | IF PRINCIPAL TRANSACTION, REOFFERING AT:
 [ ] As Agent     |  [x] varying prices related to prevailing market prices at
                  |      the time of resale
 [x] As Principal |  [ ] fixed public offering price of 100% of Principal
                  |      Amount
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